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                                                                   EXHIBIT 10.10

                                SUPPLY AGREEMENT

        This Agreement (the "Agreement") is entered into this 7th day of October, 1999 by and between Spectrian, Inc., Semiconductor Division, having its office at 350 West Java Drive, Sunnyvale, California, 94089, hereinafter referred to as "SPECTRIAN"

        and

        Stanford Microdevices Inc., having its office at 522 Almanor Avenue, Sunnyvale, CA 94086, USA, hereinafter referred to as "SMI".

        SPECTRIAN desires to sell, and SMI desires to buy, semiconductor wafers, transistors, and capacitors to be manufactured by SPECTRIAN using proprietary designs, pursuant to the terms and conditions of this Agreement.

        NOW, THEREFORE in consideration of these premises, and the mutual promises and conditions in this Agreement, the parties agree as follows.

        1. Scope of Agreement.

               1.1 Subject to the terms and conditions contained in Section 14 of this Agreement, SMI and SPECTRIAN hereby will disclose Know-how as defined below and Confidential information, as defined in Section 14 to have wafers, transistors and capacitors made at SPECTRIAN's fabrication facility in Sunnyvale, California, in accordance with the Wafer, Transistor, and Capacitor Specifications set forth in Exhibit A, and to test such wafers, transistors and capacitors, and to sell such wafers, transistors, and capacitors to SMI at the prices established in Exhibit B.

                      "Know-how", when used in this Agreement, shall mean all of SPECTRIAN designs, techniques, technology, trade secrets, proprietary information and other confidential information disclosed by SPECTRIAN to SMI pursuant to this Agreement, which SPECTRIAN and SMI jointly agree is necessary for SPECTRIAN to produce wafers, transistors, and capacitors under this Agreement.

               1.2 SPECTRIAN shall provide the necessary support to train SMI personnel in the assembly and test of transistors procured under this Agreement in accordance with the transistor assembly documents listed in Exhibit D. This transfer of assembly and test know-how shall occur not later than six months after the signing of the Agreement, with a goal of three months.

               1.3 [***]

               1.4 SPECTRIAN and SMI mutually agree that from time to time and upon the agreement of the parties, additional new products may be added to the Agreement.


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      with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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               1.5 [***]

        2. License.

               2.1 SPECTRIAN hereby grants SMI and its wholly owned subsidiaries a worldwide non-exclusive and non-transferable marketing license to sell certain finished discrete LDMOS transistor devices and dies identified by product specifications attached to this Agreement, which shall be marketed under the SMI label.

               2.2 SPECTRIAN hereby grants SMI and its wholly owned subsidiaries a worldwide, royalty-free, non-exclusive and non-transferable license to the technology and Know-how necessary to assemble and test stand alone transistor devices manufactured with wafers procured under this Agreement. No license shall be granted to SMI with respect to the wafer fabrication process technology, rather, SPECTRIAN will supply to SMI for assembly semiconductor dies on which SPECTRIAN has fabricated the applicable transistor device. SPECTRIAN shall make available to SMI LDMOS dies manufactured using processes and structures developed by SPECTRIAN after the effective date of this Agreement in SPECTRIAN's fab for power amplifier devices. In addition, SPECTRIAN shall provide SMI access to all related LDMOS assembly and test technologies developed by SPECTRIAN and deemed necessary by SMI to develop new transistor designs. Spectrian hereby grants SMI and its wholly owned subsidiaries a non-exclusive and non-transferable, royalty, worldwide free license to the intellectual property listed in Exhibit E of the Agreement required for the assembly and test of transistors using SPECTRIAN dice. The parties shall mutually agree on the contents of Exhibit E, which will be defined by December 31, 1999; provided that, should SMI use the intellectual property defined in Exhibit E with other foundries' dice, then a future royalty agreement may be negotiated between SPECTRIAN and SMI.

        3. Payment.

               3.1 SMI shall pay in United States Dollars for wafers supplied by SPECTRIAN to SMI hereunder within [***] days after SMI receipt of an invoice from SPECTRIAN which shall be submitted to SMI upon shipment.

        4. Orders, Warranty and Claims.

               4.1 SPECTRIAN shall supply wafers, transistors, and parts to SMI in accordance with written purchase orders to be provided by SMI. Each purchase order shall include the following:

                      (a) purchase order number;

                      (b) product name;

                      (c) manufacturing process;


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      with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                      (d) quantities;

                      (e) unit wafer, transistor, and/or parts prices and total prices;

                      (f) desired shipment date (subject to Section 6 "DELIVERY TIMES" below);

                      (g) delivery instructions; and

                      (h) any special requests or comments.

        Subject orders shall become effective only upon the written acceptance thereof by SPECTRIAN within 5 working days.

        The terms of this Agreement shall prevail over any conflicting terms in any order documents, invoices or similar documents exchanged between the parties hereunder.

               4.2 SMI shall place an annual purchase order with SPECTRIAN for the finished transistor devices shown in Exhibit A to be sold to the merchant market and for wafers to be utilized in manufacturing transistors for sale to the merchant market. SMI and SPECTRIAN shall hold annual pricing negotiations for the products shown in Exhibit A or more frequently as required to meet specific demands of the merchant market.

               4.3 SMI shall provide SPECTRIAN every month with a good faith four (4) month rolling forecast of its wafer, transistors, and parts requirements on a monthly basis, and SPECTRIAN shall use its best efforts to make available to SMI sufficient fabrication, assembly and test capacity to meet such forecast requirements. In addition to the status reports established under
Section 7 below, the parties shall provide one another with reasonable notice about changes in desired shipping or production schedules, availability of capacity or other similar situations. The forecast is considered as a firm order for a period of thirty (30) days; changeable by [***] in the 31-59 day period, and changeable as much as required in the period of 60 days or greater.

                      a. Any other provision of this Agreement notwithstanding, if SPECTRIAN shall be delayed more than sixty (60) days in the production and delivery of wafers, transistors or parts for any particular SMI purchase order, regardless of cause, SMI may, at its reasonable discretion, provided that SPECTRIAN is unable to provide a recovery program acceptable to SMI, cancel such order effective upon written notice thereof to SPECTRIAN. Upon resubmission of any such cancelled order by SMI and acceptance thereof by SPECTRIAN, SPECTRIAN shall then use its best efforts to give a priority delivery date to such new order. If SPECTRIAN delays production and delivery more than sixty (60) days under three (3) or more SMI purchase orders in any six (6) months' period under this Agreement, SMI may terminate this Agreement immediately by sending notice of termination to SPECTRIAN.

                      b. SPECTRIAN gives warranty on workmanship and material for [***] months. In case of warranty claims by SMI, SPECTRIAN's warranty is limited to the replacement of wafers, transistors, and/or parts.

[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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        5. Product Support.

               5.1 SPECTRIAN agrees to provide technical assistance and other support to SMI as reasonably required. SPECTRIAN agrees to provide the information necessary for SMI to generate technical sales data and marketing collateral for the devices shown in Exhibit A. SMI shall be responsible for the production of all sales literature and collateral.

        6. Delivery Times.

               6.1 Unless otherwise agreed to in writing by SMI, delivery times upon acceptance of a SMI purchase order by SPECTRIAN shall be:

                      a) WAFERS - twelve (12) weeks for production wafers for quantities up to 100 wafers, with the target to go down to eight (8) weeks in 2000; delivery times for quantities beyond 100 wafers are to be mutually agreed upon.

                      b) TRANSISTORS - In accordance with the acknowledged purchase orders.

                      c) CAPACITORS - In accordance with the acknowledged purchase orders.

        SPECTRIAN shall use its best efforts to achieve all delivery times on a regular and consistent basis.

               6.2 In the event of a third party suit or claim against SMI and/or SPECTRIAN involving a Third Party Right (as defined in Section 16), SPECTRIAN may, at its reasonable discretion and upon advice of its legal counsel, suspend or terminate the production and supply of any wafers and transistors to SMI if such continued production and supply would or could cause SPECTRIAN to violate such Third Party Right. SPECTRIAN shall discuss any such suspension or termination with SMI and shall give due opportunity for SMI to satisfy the provisions of Section 16, prior to the implementation thereof. In case SPECTRIAN interrupts production due to circumstances described hereinabove, it shall provide reasonable assistance to SMI in order to re-establish deliveries of wafers and transistors, if appropriate, by subcontracting to another foundry.

        7. Status Reports.

               7.1 Upon request from SMI, SPECTRIAN shall provide SMI with work-in-process information, in SMI content and format, status reports, with projection of waferout and transistor completion dates.

               7.2 Any deviations from acknowledged delivery dates due to unforeseen manufacturing problems shall be reported to SMI within 3 working days when such problems become apparent.



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        8. Process Changes.

               8.1 Either party may request the other party to accept changes in the production process for wafers, provided, however, any material changes to the production process for wafers that has been previously approved by SMI for production of its wafers, including changes to procedures, flow or specifications, may only be made if such changes are first approved in writing by SMI, which approval shall not be unreasonably withheld.

               8.2 Changes requiring written approval are major changes as described in Exhibit C.

        9. Ownership and Responsibility.

               a. SPECTRIAN and SMI acknowledge that each party will own its pre-existing technology, and any technology solely created by it. SPECTRIAN will own any and all intellectual property developed solely by SPECTRIAN related to semiconductor manufacturing, the die, packaging or internal matching of devices covered by this agreement. Except as set forth above, all know-how and inventions relating to the design of devices, device assembly, or internal matching of devices jointly invented by the parties in the course of product development efforts will be jointly owned and each party shall retain the right to use and license such technology.

        10. Discontinuation of Production.

               a. SPECTRIAN agrees, upon notification to SMI that SPECTRIAN will render obsolete or make a major fab process change, close the wafer fab, or change ownership, to make available for purchase at the option of SMI that quantity of wafers equal to SMI's past purchases or reasonably anticipated future purchases under this Agreement, as the case may be, over a five (5) year period of time. SPECTRIAN will provide notification at least 12 months in advance of time of obsolescence or major process change. Delivery of wafers ordered under this provision will be at a mutually agreeable rate but shall in no case extend over a period greater than 12 months.

        11. Spectrian Quality Inspection.

               11.1 SPECTRIAN shall ship only such wafers, transistors or parts as have passed visual inspection and electrical testing by SPECTRIAN, in accordance with the latest approved revisions in effect of the specifications set forth in Exhibit A.

               11.2 SPECTRIAN shall process all wafers and dies delivered to SMI in accordance with the latest approved revision level of SPECTRIAN Specification 040160, "LDMOS Wafer Evaluation and Die Preparation Process," and the applicable LDMOS Die Specifications (510XXX) except as modified by Section 11.3 of the Agreement.

               11.3 SPECTRIAN will perform DC testing only on wafer and die delivered to SMI in accordance with the requirements of 040160 and the applicable 510XXX documents. SMI will perform all RF device evaluation assembly and test for wafer qualification. All references to device builds for evaluation sample testing, and qualification noted in 040160 and 510XXX documents are not applicable to SPECTRIAN.



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               SPECTRIAN warranties that [***] of the die from each wafer delivered to SMI, when packaged into finished devices, will yield transistors that comply with the applicable [***] transistor document. In the event a wafer does not comply with this requirement, SMI will advise SPECTRIAN immediately, but in no case later than [***] business days after receipt thereof by SMI, that a wafer(s) has failed to comply with the performance and yield requirements of paragraph 11.3. An engineering review meeting will be convened, attended by the engineering representatives of both companies to review wafer data, and set a corrective action plan for any failed wafers. After discussions regarding the failed wafers have been completed, SMI, at its option and with advanced notification to SPECTRIAN, shall return the wafer(s) for credit or replacement or another agreed upon solution.

               11.4 SMI and/or its appointed customers shall be entitled upon any reasonably written request and during normal business hours, and at its sole expense, to witness inspection and testing of all wafers manufactured by SPECTRIAN for SMI under this Agreement and to audit the SPECTRIAN quality control system to monitor the quality of wafers manufactured. If corrective actions require follow-up, additional, directly related audits are permitted, SMI personnel, in conducting such inspections or audits, shall be bound by SPECTRIAN rules at its plants respecting visits by outside personnel.

               11.5 SPECTRIAN shall keep, and provide reasonable access to SMI, all SPECTRIAN test, inspection, processing, and full tracing of all wafers, from fabrication to shipment, including scraps, normally maintained for a wafer lot for each lot of wafers processed, on the same terms as it handles its standard production records for other customers. SPECTRIAN shall not destroy records pertaining to the wafers within 18 months of their creation and without first giving SMI thirty (30) days written notice of such intended destruction and, the right to obtain copies of such records for SMI own files and at SMI own expense.

               11.6 Should SPECTRIAN discover or be informed about a condition that may affect the quality or reliability of wafers in process or shipped to SMI, SPECTRIAN will inform SMI immediately and present to SMI all pertinent data.

        12. Inspection.

               12.1 SMI shall conduct its own inspection of shipped wafers, transistors or parts in accordance with the Exhibit A wafer, transistor and capacitor specifications within thirty (30) business days after receipt thereof by SMI. If any wafers, transistors or capacitors shipped by SPECTRIAN do not meet specifications upon such inspection, SMI shall immediately notify SPECTRIAN in writing of the rejection of such shipment, and the specific defect or deficiency identified by the inspection. SMI shall hold such materials in a safe and secure facility and make them available for inspection by SPECTRIAN, subject to Section 12.5.

               12.2 If appropriate, SPECTRIAN may direct SMI to return such defective materials to SPECTRIAN for further inspection, testing or other procedures. Any such direction shall be accomplished by an SPECTRIAN Return Material Authorization ("RMA"), including a specific tracer number to be prominently displayed on the shipping container for such returned materials. Upon issuance of an RMA, SMI shall promptly ship such materials together with all

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relevant data from the SMI inspection to the designated SPECTRIAN facility, freight and insurance prepaid, in the original shipping container or containers of equivalent protective constitution.

               12.3 SMI may return such wafers, transistors or parts hereunder for a credit and may recover its return shipping and insurance expenses from SPECTRIAN if, and only if, defects in such materials actually exist as indicated in the SMI rejection notice and were not caused by SMI own misuse, unauthorized modifications, neglect, improper testing, attempts to repair, or by accident, fire or other hazard, while such materials were in the possession or control of SMI.

               12.4 SPECTRIAN and SMI acknowledge that some wafers or parts which do not meet Wafer Specifications and/or are broken may nevertheless still be expected to yield a functional and reliable product. If SMI elects to purchase such below-specification wafers or parts, SMI shall be entitled to a partial credit against the SPECTRIAN invoice in an amount as may be reasonably agreed upon in writing by SMI and SPECTRIAN. If SMI and SPECTRIAN fail to agree upon a partial credit amount, then the below-specification wafers or parts shall be returned to SPECTRIAN at SPECTRIAN's expense.

               12.5 SMI and SPECTRIAN agree that conformance to the specifications within this document does not necessarily indicate the wafers are free of defects in material and/or workmanship, and that subsequent processing or testing may uncover such defects in material and/or workmanship. Warranty claims of such nature shall be made by SMI no later than 30 working days after the first indication of a potential problem to SMI, and SMI and SPECTRIAN agree to use their best efforts to correct such defects and provide each other with a reasonable amount of data or information to effect a cure.

               12.6 Any other provision of this Section 12 to the contrary notwithstanding, no claim by SMI with respect to wafers, parts or services delivered to SMI under this Agreement shall be greater in amount than the purchase price of the order in respect of which damages are claimed. IN NO EVENT SHALL SPECTRIAN BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, HOWEVER CAUSED, WITH REGARD TO ANY WAFERS, PARTS OR SERVICES DELIVERED HEREUNDER. REGARDLESS OF WHETHER SPECTRIAN HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

        13. Delivery Quantities.

               13.1 Delivery quantities will match with ordered quantities as closely as possible; [***]

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      with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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        14. Confidentiality.

               14.1 Each party acknowledges that the information disclosed in connection with any transactions contemplated hereunder will contain the Confidential Information and trade secrets of the disclosing party, and will remain the property of the disclosing party ("Confidential Information"). A party receiving any Confidential Information of the other party shall take all reasonable measures to keep and hold any such Confidential Information of the other party in strict confidence as it would its own Confidential Information and shall not disclose such Confidential Information of the other party to any person, firm or corporation without the prior written consent of the other party. A party receiving Confidential Information of the other party shall not, except as may be authorized hereafter in writing by the disclosing party, use any Confidential Information of the other party for any purpose not stated in this Agreement.

               14.2 A party receiving Confidential Information of the other party shall limit dissemination of and access to any Confidential Information of the other party to those employees or consultants of the receiving party who have a good faith need for such access to effectuate the purpose of this Agreement and who have executed a standard non-disclosure agreement with the receiving party.

               14.3 The obligations of the receiving party described in this Section shall survive termination or expiration of this Agreement and shall continue in full force and effect with respect to any information as long as it remains Confidential Information under this Section 14.

               14.4 A party receiving Confidential Information of the other party may disclose such information to subcontractors upon the prior written approval of the party disclosing the Confidential Information if such disclosure is necessary to perform the receiving party's duties under this Agreement, and such approval shall not be unreasonably withheld. The receiving party shall cause its permitted subcontractors to sign a confidentiality agreement with substantially the same terms and conditions of this Section prior to disclosing Confidential Information of the other party to such subcontractors.

               14.5 Neither party shall have a Confidential Information obligation to the other party with respect to any information of the other party or any portion thereof which is:

                      (a) already known to the receiving party at the time of receiving same as shown by the receiving party's files and records in existence at the time of disclosure;

                      (b) or hereafter becomes publicly known through no wrongful act of the receiving party;

                      (c) rightfully received from a third party without restriction on disclosure and without breach of this Agreement;

                      (d) now or hereafter independently developed by the receiving party and without reliance in any degree upon any Confidential Information of the other party;



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                      (e) furnished by the disclosing party to a third party
without any restriction upon disclosure comparable to that set forth in this Agreement; or

                      (f) revealed pursuant to a requirement of a governmental agency or law, provided that the receiving party provides prompt written notice of such requirement or law so as to afford the disclosing party an opportunity to intervene and oppose disclosure.

               14.6 The parties agree that any material breach of Section 14 will cause irreparable injury and that injunctive relief in a court of competent jurisdiction will be appropriate to prevent either an initial or continuing breach of such nondisclosure and confidentiality provisions herein in addition to any other relief to which the owner of such Confidential Information may be entitled.

        15. Term.

               15.1 This Agreement may be terminated by SMI or SPECTRIAN upon written notice to the other party:

                      (a) in the event the other party files a petition in bankruptcy, or in the event all or part of the other party's assets are assigned to a trustee or receiver, or if an involuntary petition in bankruptcy is filed by a third party and the other party does not resolve such petition in its favor within sixty (60) days after filing and notice thereof;

                      (b) in the event of a substantial breach of a material term of this Agreement not remedied by the other party in breach within thirty
(30) days after receipt of written notice by the terminating party specifying such breach and requesting that it be remedied; and

                      (c) immediately for any violations of Section 14.

               a. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES, HOWEVER CAUSED, AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THE TERMINATION OF THIS AGREEMENT.

               b. SPECTRIAN shall not be liable for any damages whatsoever caused by SMI products, due to design, packaging and testing.

               15.4 This agreement shall be in effect for 60 months and shall be self renewing on the anniversary of this Agreement thereafter unless terminated by either party at least 180 days prior to such renewal. Should SPECTRIAN decide to not renew this agreement the discontinuation of product clause (Section 10.0) becomes effective.

        16. Infringement.

               16.1 SPECTRIAN warrants to SMI that SPECTRIAN owns the know-how, copyrights, mask work rights, and other intellectual rights solely to enable SPECTRIAN to produce the wafers, transistors or parts for SMI lawfully. SPECTRIAN hereby indemnifies and holds SMI and its directors, officers, employees and agents harmless from any claim, suit or other liability



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(including reasonable attorneys' fees and costs) arising out of or resulting from a material breach of the foregoing warranty.

               16.2 SMI warrants to SPECTRIAN that SMI owns, or otherwise has the right to use on behalf of SPECTRIAN all applicable intellectual property rights to the manufacturing processes not otherwise licensed to SMI by SPECTRIAN which will be used by SPECTRIAN to produce the wafers or parts. SMI hereby indemnifies and holds SPECTRIAN and its directors, officers, employees and agents harmless from any claim, suit or other liability (including reasonable attorneys' fees and costs) arising out of or resulting from a material breach of the foregoing warranty.

               16.3 In the event of the institution of any suit or claim against an indemnified party alleging that SPECTRIAN's manufacture of the wafers or parts violates any circuit design patent or mask work, manufacturing process patent, or other circuit design or manufacturing process proprietary right of a third party recognized under the laws of the United States of America (hereinafter "Third Party Rights"), or shall become the subject of any claim for violation of Third Party Rights, the indemnified party shall promptly notify the indemnifying party of such suit or claim and provide reasonable details thereof. Failure to give such notice, if it materially impairs the ability of the indemnifying party to defend against such suit or claim, shall terminate any duty of indemnification under this Section.

               16.4 The indemnifying party shall have sole control of any action or settlement negotiations relating to any such suit or claim, and the indemnified party shall render all cooperation reasonably requested by the indemnifying party in defense of such suit or claim, provided that the indemnified party may retain its own counsel at its own expense. The indemnified party shall not settle or attempt to settle any such suit or claim without the express written consent of the indemnifying party.

               16.5 In addition to its duty of indemnification hereunder, the indemnifying party may, at its sole discretion and expense:

                      (a) alter or change the circuit design or manufacturing process, as may be the case, so as to make said design or process non-infringing of any Third Party Right; or

                      (b) obtain permission from the affected third party to use the Third Party right, it being the intention of both parties to continue the performance of this Agreement if commercially reasonable to do so.

                      If neither of these methods is appropriate to eliminate the infringement of the Third Party Right, the indemnifying party at its sole discretion may terminate this Agreement or withdraw the infringing products without any additional obligation or liability to the indemnified party, for lost opportunity or profits or otherwise, due to such termination.

        17. Notices.

               17.1 Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party shall be in writing and shall be deemed duly served and given when personally delivered to either of the parties



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to whom it is directed, or in lieu of such personal service, on the same day of transmission by confirmed facsimile or seven (7) days after deposit in the mail, first class international air mail postage prepaid, or two (2) business days after being sent by overseas courier, addressed to:

            SMI Microdevices Inc.               SPECTRIAN, CORPORATION.
            522 Almanor Avenue                  Semiconductor Division
            Sunnyvale, CA 94086                 350 West Java Drive
            Attn. of: Gerald L. Quinnell        Sunnyvale, CA 94089
                                                Attn. of:  Chris Tubis

                      Either party may change the addresses above upon notice duly given in writing to the other party.

        18. Arbitration.

               18.1 Except for any claim based upon an alleged or actual violation of Section 14 above with respect to confidentiality and non-disclosure, any dispute relating to the interpretation or performance of this Agreement or the grounds for the termination thereof shall be resolved at the request of either party through arbitration as set forth herein. Such arbitration shall be conducted by one (1) arbitrator who has reasonable technical knowledge of and experience in the semiconductor industry, chosen and agreed upon by the parties.

               18.2 Arbitration shall be conducted in Sunnyvale, California, USA, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), except as superseded by the provisions of this Section, or such other rules as may be agreed upon by the parties. The parties shall be entitled to all discovery permitted under Section 1283.05 of the California Code of Civil Procedure, with all such discovery to be completed within ninety (90) days of the commencement of the arbitration. Upon completion of the arbitration hearing, the arbitrator shall promptly render the decision and award, which shall be in writing and which shall state the reasons for the conclusions reached.

               18.3 The arbitrator shall have the power to render any award for ordinary damages or injunctive relief but may not award punitive damages. If judicial enforcement or review of such arbitration award is sought by either party, judgement may be entered upon such award in any court of competent jurisdiction in the United States.

               18.4 The prevailing party in any such judicial enforcement, arbitration or review proceeding or in any other legal proceeding relating to the interpretation or performance of this Agreement or the grounds for termination thereof shall be entitled to its reasonable attorneys' fees and related other costs (including the costs for the arbitrator and the fees of any interpreters or translators) in addition to any other amount of recovery ordered by such court. For purposes of this Section, a "prevailing party" shall be that party which recovers more than one-half (1/2) of the amount set forth in its claim in the arbitration or which defeats the other party's claim by more than one-half, or which achieves a comparable result in respect of injunctive relief.



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        19. Miscellaneous.

               19.1 This document constitutes the entire agreement of SMI and SPECTRIAN with regard to the subject matter hereof and supersedes all prior negotiations and agreements whether written or oral. The executed version of this Agreement and of any other documents prepared by the parties under this Agreement shall be controlling for all purposes.

               19.2 This Agreement may be amended only by a written document executed by authorized representatives of SMI and SPECTRIAN.

               19.3 No right may be assigned, and no duty may be delegated, by either party under this Agreement except upon the written consent of the other party, and any attempted assignment and delegation without such consent shall be void.

               19.4 Notwithstanding the foregoing, however, either party shall be entitled to assign this Agreement, and all rights and obligations hereunder, to a wholly-owned subsidiary or to a successor to all or substantially all of its assets, whether by sale, merger, or otherwise, provided that either party indicating such assignment shall provide the other party with at least thirty
(30) days prior written notice and cause such assignee to be bound by this Agreement. In the event of a major change of ownership, either party shall have the right to terminate the Agreement with at least 60 days prior written notice. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and permitted assigns except as otherwise provided herein.

               19.5 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               19.6 Except for the duty of payment for goods and services previously supplied, neither party shall be responsible or liable to the other party for non-performance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, riots, strikes or other labor disputes, shortages of labor or materials, or other causes beyond the reasonable control of the non-performing or delayed party, provided, however, non-performance or delay in excess of one hundred eighty (180) days shall constitute cause for termination of this Agreement by either party.

               19.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute only one and the same instrument.

               19.8 Any waiver (express or implied) by either party of any breach of this agreement shall not constitute a waiver of any other or subsequent breach.

               19.9 In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

               19.10 Each party hereto is an independent contractor of the other, and neither shall be deemed an employee, agent, partner or joint venturer of the other. Neither party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

               19.11 Each party shall obey all applicable laws and regulations in the performance of its respective duties and tasks under this Agreement and shall use its best efforts to assist the other party to do likewise.

               19.12 Each party shall designate a single management representative who shall be the primary point of contact for that party in its relations with the other party hereunder, and each party may change its representative from time to time upon prior written notice to the other party. Initially, the SMI representative shall be Gerald L. Quinnell and the SPECTRIAN representative shall be Chris Tubis.

               19.13 This Agreement shall be governed by the laws of the state of California without regard to its conflicts of laws principles.

        IN WITNESS WHEREOF the parties have caused this agreement to be executed by their respective duly authorized representatives.

FOR STANFORD MICRODEVICES, INC.          FOR SPECTRIAN CORPORATION



/s/ Gerald L. Quinnell                   /s/ Chris Tubis
-------------------------------          ---------------------------------
(signature)                              (signature)

Gerald L. Quinnell                       Chris Tubis

Chief Operating Officer                  President
STANFORD MICRODEVICES, INC.              Semiconductor Division
                                         SPECTRIAN CORPORATION

Nov 8, 1999                              5th Nov 1999
-------------------------------          ---------------------------------
(date)                                   (date)

                                    EXHIBIT A

                             PRODUCT SPECIFICATIONS

                                     [***]









[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [***]
















[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with

                                    EXHIBIT B

                                     PRICING

---------------------------------------------        -----------------------------------------------
                TRANSISTORS                                            WAFERS/DIE
---------------------------------------------        -----------------------------------------------
DEVICE                         PRICE (EACH)          TYPE                            PRICE (EACH)
---------------------------------------------        -----------------------------------------------
[***]                          [***]                 [***]                          [***]
---------------------------------------------        -----------------------------------------------







                                                                             CAPACITORS
                                                     -----------------------------------------------
                                                     TYPE                            PRICE/WAFER
                                                     -----------------------------------------------
                                                     [***]                          [***]
                                                     -----------------------------------------------



[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                           MAJOR CHANGE CLASSIFICATION

The following are considered major changes and require SMI notification prior to implementation.

WAFER FABRICATION

[***]







PACKAGING

[***]






[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D


-----------------------------------------------------------------------------------------------
                          LDMOS TRANSISTOR ASSEMBLY
-----------------------------------------------------------------------------------------------
TRANSISTOR MODEL                  DEVICE P/N                     ASSEMBLY SPECIFICATION
-----------------------------------------------------------------------------------------------
[***]                             [***]                          [***]
-----------------------------------------------------------------------------------------------

Specifications 510XXX"





[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E

INTELLECTUAL PROPERTY FOR ASSEMBLY/TEST OF SPECTRIAN DEVICES USING SPECTRIAN
DICE